UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 10, 2008

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17150 South Margay Avenue, Carson, CA		90746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(310) 735-0085

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 10, 2008, U.S. Auto Parts, Inc. (the “Company”) entered into a Separation Agreement and Release of All Claims (the “Agreement”) with Howard Tong, the Company’s former Chief Operating Officer, whose employment with the Company terminated on December 10, 2007.  Under the Agreement, Mr. Tong is entitled to receive severance and additional payments in the aggregate amount of $130,099, to be paid by the Company in equal monthly installments over a six month period.  In addition, Mr. Tong is entitled to receive reimbursement for up to six months of premiums for continuing COBRA coverage.  The Agreement also provides for a release by Mr. Tong of all claims of any kind against the Company and a release by the Company of all known claims against Mr. Tong.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 14, 2008                                                      U.S. AUTO PARTS NETWORK, INC.

By:/s/ MICHAEL J. MCCLANE
Michael J. McClane
Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary